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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765,
333-00835, 333-06723, 333-07615 and 333-19813) on Form S-3, the Registration
Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831,
33-65483, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025 and 333-16027) on
Form S-8 of Tele-Communications, Inc. of our reports dated March 24, 1997, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which reports appear in the December 31, 1996 annual report on Form 10-K of Tele-Communications, Inc.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP



Denver, Colorado
March 27, 1997